Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-136420 on Form S-8 of our report relating to the financial statements and financial statement schedules of Allied World Assurance Company Holdings, Ltd and subsidiaries dated March 9, 2007, appearing in the Annual Report on Form 10-K of Allied World Assurance Company Holdings, Ltd and subsidiaries for the year ended December 31, 2006.

/s/ Deloitte & Touche

Hamilton, Bermuda
March 16, 2007